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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)
4643 South Ulster Street, Suite 1300, Denver, CO 80237 (Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On August 26, 2003, UnitedGlobalCom, Inc.'s majority-owned subsidiary, United Pan-Europe Communications N.V. ("UPC") issued a press release announcing that the Dutch Supreme Court (Hoge Raad) (the "Supreme Court") rejected the appeal of the ratification of a proposed plan of compulsory composition (the "Akkoord"). The Supreme Court was the final point of appeal in relation to the ratification of the Akkoord.

        As previously reported, on December 3, 2002, UPC commenced a voluntary Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York (Case No. 02-16020). Simultaneously with the commencement of the Chapter 11 case, UPC also voluntarily commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed the Akkoord with the Amsterdam Court (Rechtbank) (the "District Court") under the Dutch Faillissementswet. On March 13, 2003, the District Court ratified the Akkoord in a written decision. The decision of the District Court was appealed. On April 15, 2003, the Dutch Court of Appeals (the "Court of Appeals") confirmed the judgment by the District Court of March 13, 2003, ratifying the Akkoord and dismissing all complaints and grounds for appeal. The decision of the Court of Appeals was appealed to the Supreme Court.

        On August 26, 2003, UPC also announced that it is officially out of the suspension of payments or moratorium procedure in The Netherlands and will emerge from restructuring and expects to list the newly formed financial holding company, UGC Europe, Inc. ("UGC Europe"), on the Nasdaq National Market on September 3, 2003, under the ticker symbol "UGCE." It is expected that former bondholders of UPC and holders of UPC's American Depositary Receipts will be able to trade their UGC Europe shares as of September 3, 2003.

        A copy of the press release is included herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press Release of UPC dated August 26, 2003 announcing the Dutch Supreme Court's dismissal of the Akkoord appeal (incorporated by reference from the Current Report on Form 8-K of UPC (File No. 000-25365), dated August 26, 2003).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: August 27, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of UPC dated August 26, 2003 announcing the Dutch Supreme Court's dismissal of the Akkoord appeal (incorporated by reference from the Current Report on Form 8-K of UPC (File No. 000-25365), dated August 26, 2003).

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX